                                                                  Exhibit (d)(2)
                                TENDER AGREEMENT


         TENDER AGREEMENT, dated as of January 15, 2001 (the "Agreement"), by and among Penske Truck Leasing Co., L.P., a Delaware limited partnership ("Parent"), Sun Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

         WHEREAS, Parent, Purchaser and Rollins Truck Leasing Corp., a Delaware corporation (the "Company") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Purchaser for all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") and the merger of the Company and Purchaser on the terms and conditions set forth in the Merger Agreement (the "Merger"); and

         WHEREAS, each Stockholder is the direct owner of the shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A hereto; such shares, as such may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company being collectively referred to herein as the "Securities" of such Stockholder;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:


         Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

         Section 2. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of the Consummation of the Offer, as follows:

                  (a) Such Stockholder is the beneficial owner of, and has good title to, all of the Securities, free and clear of any Lien, except as set forth in this Agreement.

                  (b) The Securities set forth opposite his or its name on Schedule A constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company directly owned by such Stockholder.

                  (c) Such Stockholder holds exclusive power to vote the Securities and has not granted a proxy to any other Person (as defined in the Merger Agreement, which meaning will apply for all purposes of this Agreement) to vote the Securities, subject to the limitations set forth in this Agreement.

                  (d) Such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been authorized by such Stockholder, and no other proceedings or actions by such Stockholder are necessary therefor.

                  (e) This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

                  (f) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of his or its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Securities under, (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to such Stockholder; except for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by such Stockholder of the transactions contemplated hereby.

                  (g) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of his or its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), foreign antitrust or competition laws or the federal securities laws.

         Section 3. Representations and Warranties of Parent and Purchaser. Parent and Purchaser represent and warrant to the Stockholders, as of the date hereof and as of the Closing, as follows:

                  (a) Each of Parent and Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate or partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the

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Stockholders, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificate of incorporation or bylaws or partnership agreement, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby.

                  (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act, foreign antitrust or competition laws or the federal securities laws.

         Section 4. Transfer of the Securities. During the term of this Agreement, except as otherwise expressly provided herein, each Stockholder agrees that such Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Securities, except for (i) transfers to any spouse of such Stockholder, or any trust or retirement plan or account for the benefit of such Stockholder, spouse or descendant; provided that any such transferee agrees in writing to be bound by the terms of this Agreement and (ii) transfers by operation of law provided that any such transferee shall be bound by the terms of this Agreement, (b) acquire any Securities (otherwise than in connection with a transaction of the type described in Section 5 or by exercising any options to acquire shares of Company Common Stock), (c) deposit the Securities into a voting trust, enter into a voting agreement or arrangement with respect to the Securities or grant any proxy or power of attorney with respect to the Securities, (d) enter into any contract, option or other arrangement (including any profit sharing arrangement) or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Securities or any other securities of the Company, or (e) take any other action that would in any way destroy, diminish or impair the voting power or economic rights or other rights attributable to such Stockholder's Securities or restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise diminish the benefits of this Agreement to Parent or Purchaser.

         Section 5. Adjustments.

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                  (a)      In the event (i) of any stock dividend, stock split,
recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Securities or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or
(ii) a Stockholder becomes the direct owner of any additional Securities of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Securities hereunder.

                  (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of the number of any new Securities directly acquired by such Stockholder, if any, after the date hereof.

         Section 6. Tender of Securities. Each Stockholder hereby agrees that such Stockholder will validly tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer not later than the fifth business day after commencement of the Offer (or the earlier of the expiration date of the Offer and the second business day after such Securities, as the case may be, are acquired by such Stockholder if the Stockholder acquires Securities after the commencement of the Offer) all of the then outstanding Securities owned by such Stockholder (including the shares of Company Common Stock outstanding as of the date hereof and set forth on Schedule A opposite such Stockholder's name). In the event, notwithstanding the provisions of the first sentence of this Section 6, any Securities beneficially owned by a Stockholder are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Securities will remain subject to the terms of this Agreement. Each Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for Securities tendered in the Offer is subject to all the terms and conditions of the Offer.

         Section 7. No Inconsistent Agreements. No Stockholder shall enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement.

         Section 8. Termination. This Agreement will terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms, (b) with respect to each Stockholder, upon the mutual consent of such Stockholder and Parent and (c) consummation of the Merger.

         Section 9. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses.

         Section 10. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

         Section 11. Stockholder Capacity. No person executing this Agreement makes any agreement or understanding herein in such Stockholder's capacity as a director or officer of the

Company or any subsidiary of the Company. Each Stockholder signs solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Securities and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder's capacity as an officer or director of the Company or any Subsidiary of the Company.

         Section 12. Enforcement. Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any Stockholder. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The provisions of this paragraph are without prejudice to any other rights that another party hereto may have against the another party hereto for any failure to perform its obligations under this Agreement. In addition, each Stockholder hereto (i) consents to submit such party to the personal jurisdiction of the United States District Court for the District of Delaware and the Supreme Court of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. In furtherance of the foregoing, each Stockholder hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the United States District Court for the District of Delaware and the Supreme Court of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 13. Miscellaneous.

                  (a) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters.

                  (c) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

                  (d) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


         If to Parent or Purchaser to:


         Penske Truck Leasing Co., L.P.
         P.O. Box 563
         Reading, PA  19603-0563
         Attention:       Wayne S. Angelbeck
                          Vice President - Business Development, Treasurer
         Telecopy:  (610) 856-1055


         with copies to:


         Penske Truck Leasing Co., L.P.
         P.O. Box 563
         Reading, PA  19603-0563
         Attention:       Michael A. Duff
                          Assistant General Counsel
         Telecopy:  (610) 775-6330


         Drinker Biddle & Reath LLP
         One Logan Square
         18th and Cherry Streets
         Philadelphia, PA  19103-6996
         Attention:       F. Douglas Raymond, III
         Telecopy:  215-988-2757

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
         If to a Stockholder, at the address set forth on Schedule A hereto.


or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                  (e) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

                  (f) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly-owned subsidiary of Parent or Purchaser any or all rights and obligations of Parent or Purchaser under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

                  (g) In the event any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

                  (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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         IN WITNESS WHEREOF, each of Parent and Purchaser has caused this
Agreement to be signed by its officer or director thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.



                                         PENSKE TRUCK LEASING CO., L.P.


                                         By: Penske Truck Leasing Corporation,
                                         General Partner


                                         By:      /s/ Brian Hard
                                                  ------------------------------
                                                  Name:  Brian Hard
                                                  Title: President


                                         SUN ACQUISITION CORPORATION

                                         By:      /s/ Brian Hard
                                                  ------------------------------
                                                  Name:  Brian Hard
                                                  Title: President



                                         STOCKHOLDERS:


                                         /s/ Henry B. Tippie
                                         ---------------------------
                                         Estate of John W. Rollins
                                         By: Henry B. Tippie, Executor

                                         /s/ Henry B. Tippie
                                         ---------------------------
                                         Henry B. Tippie

                                         /s/ John W. Rollins, Jr.
                                         ---------------------------
                                         John W. Rollins, Jr.

                                         /s/ I. Larry Brown
                                         ---------------------------
                                         I. Larry Brown

                                         /s/ Patrick J. Bagley
                                         ---------------------------
                                         Patrick J. Bagley

                                         /s/ Klaus M. Belohoubek
                                         ---------------------------
                                         Klaus M. Belohoubek

                                   SCHEDULE A



            Estate of John W. Rollins                           7,162,327
            Henry B. Tippie                                     2,250,000
            John W. Rollins, Jr.                                1,152,025
            I. Larry Brown                                        127,575
            Patrick J. Bagley                                      90,212
            Klaus M. Belohoubek                                     9,827

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